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                                                                   EXHIBIT 10.12


                           LOAN AND SECURITY AGREEMENT

       This Loan and Security Agreement dated as of April 30, 2001 is entered into by and between CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Lender"), and FOOTWEAR ACQUISITION, INC., a Delaware corporation ("Borrower").

                                   WITNESSETH:

       WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower;

       WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein; and

       WHEREAS, prior to the execution and delivery hereof, the Bankruptcy Court in the pending Chapter 11 Case of Seller has entered the Converse Sale Order (as each capitalized term is hereinafter defined) approving the sale by Seller of certain of its assets to Borrower.

       NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    DEFINITIONS

       For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

       1.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance.

       1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.
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       1.3    "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

       1.4 "Affiliate" shall mean, with respect to a specified Person, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person; (b) which beneficially owns or holds five (5%) percent or more of any class of the Voting Stock or other equity interest of such specified person; or
(c) of which five (5%) percent or more of the Voting Stock or other equity interest is beneficially owned or held by such specified person or a Subsidiary of such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by agreement or otherwise.

       1.5 "Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same may have heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

       1.6 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware.

       1.7 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

       1.8    "Borrowing Base" shall mean, at any time, the amount equal to:

              (a) Eighty (80%) percent of the Net Amount of Eligible Accounts, plus

              (b) the lesser of (i) the lesser of: (A) sixty (60%) percent of the Value of Eligible Inventory and (B) eighty-five (85%) percent of the Net Recovery Percentage multiplied by the Value of Eligible Inventory (the "Inventory Advance Rate"), and (ii) $25,000,000, plus

              (c)    the License Income Availability less

              (d)    any Reserves.

For purposes only of applying the sublimit on Loans based on Eligible Inventory set forth in clause (b)(ii) above, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible
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Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

       1.9 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

       1.10 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

       1.11 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

       1.12 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

       1.13 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of Borrower or the adoption of a plan by the stockholders of Borrower relating to the dissolution or liquidation of Borrower; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of Borrower or the Board of Directors of Borrower; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of Borrower, as the case may be, was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then still in office; or (e) the failure of the Permitted Holders to own more than fifty (50%) percent of the voting power of the total outstanding Voting Stock of Borrower.

       1.14 "Chapter 11 Case" shall mean the Chapter 11 Case of Seller under the Bankruptcy Code known as In re Converse Inc., in the Bankruptcy Court, designated Case No. 01-0223 (SLR).

       1.15 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

       1.16   "Collateral" shall have the meaning set forth in Section 5 hereof.

       1.17 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to Borrower, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and in the case of any person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such bills of lading or other documents as bailee for Lender and to follow all instructions of Lender with respect thereto.

       1.18 "Consolidated Pre-Tax Net Income" means, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary and/or unusual or non-recurring gains) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and, without duplication, before deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such Person or by its wholly-owned Subsidiaries shall be excluded; and (c) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purposes of this definition, net income excludes any gain together with any related Provision for Taxes for such gain realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized or loss incurred as a result of changes in accounting principles or the application thereof to such Person.

       1.19 "Converse Sale Order" means the Order entered by the Bankruptcy Court on April 13, 2001 pursuant to which, inter alia, the Bankruptcy Court approved the sale and transfer of the Purchased Assets by Seller to Borrower on and subject to the terms and conditions set forth in the Purchase Agreements.

       1.20 "Dilution" shall mean, at any time, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of non-cash reductions in Accounts for the immediately preceding one hundred and twenty
(120) day period and the denominator of which is the aggregate dollar amount of the sales of Borrowers for the immediately preceding one hundred and twenty
(120) day period.

       1.21 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

              (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

              (b) such Accounts are not related to the payment of any license fees by any licensee to Borrower under any License Agreement;

              (c) such Accounts are not unpaid more than the sixty (60) days past the original due date thereof, but less than one hundred twenty (120) days after the original invoice for them;

              (d) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

              (e) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

              (f) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Lender's request, Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Lender's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank reasonably satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance reasonably satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer has acknowledged in writing to Lender the assignment of the proceeds of such letter of credit to Lender, or
(ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

              (g) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

              (h) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

              (i) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

              (j) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

              (k) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of Borrower;

              (l) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended, or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

              (m) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

              (n) such Accounts are not evidenced by or arising under any instrument or chattel paper;

              (o) such Accounts of a single account debtor or its affiliates do not constitute more than ten (10%) percent of all otherwise Eligible Accounts, except that the Accounts of the Account Debtors set forth on Schedule 1.21(o) or their respective Affiliates may constitute up to twenty (20%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentages, as applicable, may be deemed Eligible Accounts);

              (p) such Accounts are not owed by an account debtor who has Accounts unpaid more than sixty (60) days past the original due date thereof, but less than one hundred twenty (120) days after the date of the original invoice for them and which Accounts constitute more than fifty (50%) percent of the total Accounts of such account debtor;

              (q) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit Borrower to seek judicial enforcement in such State of payment of such Account, unless Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

              (r) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Borrower from time to time and as is reasonably acceptable to Lender (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

              (s) such Accounts are owed by account debtors deemed creditworthy at all times by Borrower consistent with its current practice and who are reasonably acceptable to Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from Borrower, which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Lender. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

       1.22 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in process; (b) raw materials; (c) packaging and shipping materials; (d) supplies used or consumed in Borrower's business; (e) from and after the date which is forty-five (45) days after the date hereof, any Inventory located at any retail store owned or leased by Seller; (f) Inventory (other than Inventory subject to Section 1.22(e) above) at premises other than those owned by Borrower, except any Inventory which would otherwise be deemed Eligible Inventory at locations in the United States of America which are not owned and operated by Borrower shall nevertheless be considered Eligible Inventory: (i) as to locations which are leased by Borrower if Lender shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, except that notwithstanding that Lender shall not have received such an agreement for a particular leased location, Lender will consider Inventory at such leased location which would otherwise be Eligible Inventory to be Eligible Inventory and Lender may, at its option, at any time establish such Reserves as Lender may determine in good faith in accordance with the terms of this Agreement in respect of amounts at any time payable by Borrower to the owner or lessor of such location, without limiting any other rights and remedies of Lender under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise, provided, that, (A) the Reserves established pursuant to this Section shall not exceed at any time the aggregate of amounts payable to such owners and lessors for the next two (2) months from any such time and including amounts if any, then outstanding and unpaid owed by Borrower to such owners and lessors, provided, that, such limitation on the amount of the Reserves pursuant to this Section shall only apply so long as: (1) no Default or Event of Default shall exist or have occurred and be continuing,
(2) neither Borrower nor Lender shall have received notice of any default or event of default by the lessee under the lease with respect to such location and
(3) Lender shall have received evidence, in form and substance satisfactory to Lender, that Borrower has not granted to the owner and lessor a security interest or lien upon any assets of Borrower and (B) in the event that the amount of the Reserves established by Lender pursuant to the foregoing as to any specific location exceeds the Value of the Inventory at such location to the extent included in the Borrowing Base, the Inventory of such location shall not be Eligible Inventory and Lender shall not establish any Reserve with respect to amounts owing to the owner and lessor of such premises, so long as no Default or Event of Default shall exist or have occurred and be continuing and (ii) as to premises operated by third parties (including sales agents, consignees, warehouses and processors), if Lender shall have received a Collateral Access Agreement duly authorized, executed and delivered by the owner and operator of such premises, except that notwithstanding that Lender shall not have received such an agreement as to a particular third party location, Lender may consider Inventory at such location which would otherwise be Eligible Inventory to be Eligible Inventory and in such event, Lender may at any time establish such Reserves as Lender may determine in good faith in accordance with the terms of this Agreement in respect of amounts at any time payable by Borrower to such third party, without limiting any other rights or remedies of Lender under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise, and in addition, if required by Lender, as to premises of third parties where assets of Borrower are located: (A) the owner and operator executes appropriate UCC-1 financing statements in favor of Borrower, which are duly assigned to Lender and (B) any secured lender to the owner and operator is properly notified of the first priority lien on such Inventory of Lender.

       1.23 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

       1.24 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

       1.25 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

       1.26 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

       1.27   "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Borrower or any of its Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; and (j) any other event or condition with respect to a Plan or Multiemployer Plan or any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of Borrower.

       1.28 "Escrow Refund" shall mean the amount of any escrow monies paid by Borrower under the Purchase Agreements which is returned to, and received by, Borrower from Seller in accordance with the terms of the Purchase Agreements.

       1.29 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

       1.30 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

       1.31 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

       1.32 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the Borrowing Base and (ii) the Maximum Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower which are more than sixty (60) days past due as of such time.

       1.33 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

       1.34 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement.

       1.35 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.18, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Lender prior to the date hereof.

       1.36 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

       1.37 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

       1.38 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;
(e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

       1.39 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

       1.40 "Intellectual Property" shall mean Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

       1.41 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

       1.42   "Interest Rate" shall mean,

              (a) Subject to clauses (b), (c), (d) and (e) of this definition below:

                     (i) as to Prime Rate Loans, a rate equal to three-quarters (3/4%) percent per annum ("Prime Rate Margin") plus the Prime Rate, and

                     (ii) as to Eurodollar Rate Loans, a rate equal to two and three-quarters (2 3/4%) percent per annum (the "Eurodollar Rate Margin") plus the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower).

              (b)    (i)    Subject to clauses (c) and (d) of this definition
below, the Eurodollar Rate Margin and Prime Rate Margin shall each be reduced by one-quarter (1/4%) percent per annum effective as of the first day of the month after each of the following conditions is satisfied: (i) the Consolidated Pre-Tax Net Income of Borrower and its Subsidiaries for the immediately preceding fiscal year (commencing with the fiscal year ending December 31, 2002) calculated based on the audited financial statements of Borrower and its Subsidiaries for such fiscal year delivered to Lender, together with the unqualified opinion of the independent certified accountants, in accordance with
Section 9.6 hereof, shall equal or exceed $2,000,000, and (ii) no Event of Default shall exist or have occurred and be continuing.

                     (ii) The Eurodollar Rate Margin and Prime Rate Margin shall be not be reduced in accordance with Section 1.42(b)(i) above more than two (2) times during the term of this Agreement.

              (c) In the event that the Eurodollar Rate Margin and Prime Rate Margin is reduced as provided in clause (b) above, if, in the immediately following fiscal year thereafter, the Consolidated Pre-Tax Net Income of Borrower and its Subsidiaries is less than $2,000,000, effective as of the first day of the month after the receipt by Lender of the audited financial statements of Borrower and its Subsidiaries for such fiscal year, the Eurodollar Rate Margin and Prime Rate Margin shall increase to the applicable Eurodollar Rate Margin and Prime Rate Margin as set forth in Section 1.42(a) above.

              (d) Notwithstanding anything to the contrary contained in clauses (a), (b), and (c) of this definition, the Eurodollar Rate Margin and Prime Rate Margin otherwise used to calculate the Interest Rate for Prime Rate Loans and for Eurodollar Rate Loans shall be at the applicable Eurodollar Rate Margin and Prime Rate Margin as set forth in Section 1.42(a) above, (without regard to clauses (b) and (c) of this definition) plus two (2%) percent per annum, at Lender's option, (i) for the period (A) from and after the effective date of termination or non-renewal hereof until Lender has received full and final payment of all outstanding and unpaid Obligations or as to contingent Obligations, cash collateral in the amount and on the terms required under
Section 12.1 hereof (notwithstanding entry of a judgment against Borrower) and
(B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, and (ii) on Loans (excluding Loans made under Section 2.2(b) hereof) to Borrower at any time outstanding in excess of the Borrowing Base or the Maximum Credit (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

       1.43 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

       1.44 "LaSalle Standby LC" shall mean that certain Irrevocable Standby Letter of Credit dated on or about the date hereof, issued by First Union National Bank for the account of Borrower and payable to LaSalle Bank, N.A., as beneficiary in the face amount of $1,843,423.96.

       1.45 "Letter of Credit Accommodations" shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer: sometimes being referred to herein individually as "Letter of Credit Accommodation".

       1.46 "License Agreements" shall mean, collectively, Licensor Agreements and Licensee Agreements.

       1.47 "Licensee Agreements" shall mean each of the present and future license agreements between any Person, as licensor, and Borrower, as licensee, pursuant to which Borrower licenses Intellectual Property from such Person. As of the date hereof, each of the Licensee Agreements are set forth on Schedule 8.11(c).

       1.48 "License Income Availability" shall mean $8,000,000. The License Income Availability shall reduce on a monthly basis as follows: (a) commencing June 1, 2001 and on the first (lst) day of each month thereafter through January 1, 2002, by an amount equal to $408,333.34 per month; and (b) commencing February 1, 2002 and on the first (15th) day of each month thereafter, by an amount equal to $295,833.33 per month.

       1.49 "Licensor Agreements" shall mean each of the present and future license agreements between Borrower, as licensor, and any Person pursuant to which Borrower licenses Intellectual Property to such Person. As of the date hereof, each of the Licensor Agreements are set forth on Schedule 8.11(b).

       1.50 "Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

       1.51   "Material Adverse Effect" shall mean a material adverse effect on
(a) the financial condition, business, performance or operations of Borrower; or
(b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or any other property which is security for the Obligations; (d) the Collateral of Borrower (taken as a whole) or the value of the Collateral; (e) the ability of Borrower to repay the Obligations or of Borrower to perform its obligations under this Agreement or any of the other Financing Agreements; or
(f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

       1.52 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of Borrower involving monetary liability of or to any Person in, an amount in excess of $1,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations or prospects of Borrower or the validity or enforceability of this Agreement, any of the other Financing Agreements, or any of the rights and remedies of Lender hereunder or thereunder.

       1.53   "Maximum Credit" shall mean the amount of $50,000,000.

       1.54 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower or any ERISA Affiliate.

       1.55 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

       1.56 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on an orderly liquidation basis as set forth in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original cost of the aggregate amount of the Inventory subject to appraisal.

       1.57 "Obligations" shall mean (a) any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender and (b) for purposes only of Section 5.1 hereof, any and all obligations, liabilities and indebtedness of any kind, nature and description owing by Borrower to any Lender or any Affiliate of Lender arising under or in connection with a swap agreement between Borrower and Lender or any Affiliate of Lender; provided, that, (i) in no event shall the amount of such obligations, liabilities and indebtedness secured by the Collateral pursuant hereto or any of the other Financing Agreements in the aggregate outstanding at any time exceed the amount of the Reserve established with respect thereto as in effect at such time, and (ii) Lender shall have entered into an agreement, in form and substance satisfactory to Lender, with any Affiliate of Lender that is a counterparty to such swap agreement, as acknowledged and agreed to by Borrower, providing for the delivery to Lender by such counterparty of information with respect to the amount of such indebtedness, obligations and liabilities and providing for the other rights of such Affiliate pursuant hereto.

       1.58 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

       1.59 "Original Investors" shall mean, collectively, Perseus Investors and Union Overseas Holdings Limited.

       1.60 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

       1.61 "Permitted Holders" shall mean the persons listed on Schedule 1.61 hereto and their respective successors and assigns.

       1.62 Perseus Investors" shall mean Perseus Acquisition/Recapitalization Fund, L.L.C. and any of its affiliates (as defined within the codes and regulations promulgated under the Securities Act of 1933, as amended) or co-investors that become stockholders of Borrower, and their respective successors and assigns.

       1.63 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

       1.64   "Post Closing Balance Sheet" shall have the meaning set forth in
Section 9.6(6) hereof.

       1.65 "Prime Rate" shall mean the rate from time to time publicly announced by Reference Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

       1.66 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

       1.67 "Pro Forma Closing Balance Sheet" shall have the meaning set forth in Section 4.1(b) hereof.

       1.68 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

       1.69 "Purchase Agreements" shall mean, individually and collectively, the Asset Purchase Agreement, dated as of April 6, 2001, by and between Seller and Borrower, together with bills of sale, quitclaim deeds, assignment and assumption agreements and such other instruments of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced;

provided, that, the term "Purchase Agreements" as used herein shall not include any of the "Financing Agreements" as such term is defined herein.

       1.70 "Purchased Assets" means all of the "Assets" purchased and acquired by Borrower from Seller pursuant to, and as such quoted term is defined in, the Purchase Agreements.

       1.71 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

       1.72 "Receivables" shall mean: (a) all Accounts; (b) all amounts at any time payable to Borrower in respect of the sale or other disposition by Borrower of any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Borrower or otherwise in favor of or delivered to Borrower in connection with any Account; or (e) all other contract rights (including all rights and remedies of Borrower under or pursuant to the Purchase Agreements), chattel paper, instruments, notes, general intangibles and other forms of obligations owing to Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower is beneficiary).

       1.73 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

       1.74 "Reference Bank" shall mean First Union National Bank, or, if First Union National Bank no longer publicly announces a rate as its prime rate, such other bank as Lender may from time to time designate.

       1.75   "Renewal Date" shall the meaning set forth in Section 12.1 hereof.

       1.76 "Reserves" shall mean as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or its value, (ii) the assets or business of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) in respect of the obligations, liabilities or indebtedness of Borrower of any kind, nature or description owing by Borrower to Lender or any Affiliate of Lender arising under or in connection with any swap agreement of Borrower with Lender or any Affiliate of Lender, or (e) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default, or (f) for the payment of all freight and/or shipping charges with respect to the delivery of Inventory from any retail store owned or leased by Seller to any location owned and controlled by Borrowers; or (g) (i) if, on a rolling twelve (12) month basis,
(A) from the date hereof up to and including January 1, 2002, the license fee income is less than $11,000,000, and (B) from and after February 1, 2002, the license fee income is less than $9,500,000; or (ii) if the license fee income for any consecutive three-month period is more than ten (10%) percent less than the license fee income for the same consecutive three-month period in the immediately preceding year; or (h) to reflect any material variance in any test counts of Borrower's Inventory. To the extent Lender may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Lender, Lender shall not establish a Reserve for the same purpose. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith.

       1.77 "Seller" shall mean Converse Inc., as debtor and debtor-in-possession in the Chapter 11 Case, and its successors and assigns.

       1.78 "Spring 2002 Appraisal" shall mean the written report of an appraisal of the Borrower's Inventory conducted during the month of March, 2002, conducted by an appraiser reasonably acceptable to Lender and on which Lender is expressly permitted to rely, in form, scope and methodology reasonably satisfactory to Lender, setting forth the Net Recovery Percentage of each type of category of inventory and such other values as Lender may specify.

       1.79 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such

Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

       1.80 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value.

       1.81 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, even if at the time any other class or classes of Capital Stock have, or might have, voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2.    CREDIT FACILITIES

       2.1    Loans.

              (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the lesser of: (i) the Borrowing Base or (ii) the Maximum Credit.

              (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, (i) (A) reduce the lending formula with respect to Eligible Accounts to the extent that, at any time, Dilution is or may reasonably be anticipated to be greater than ten (10%) percent and any such decrease shall be in an amount equal to one (1%) percentage point for each percentage point that Dilution exceeds ten (10%) percent; or (B) if the lending formula with respect to Eligible Accounts has decreased under
Section 2.1(b)(i)(A) above and, thereafter, if Dilution improves, Lender will increase the lending formula with respect to Eligible Accounts up to eighty (80%) percent, to the extent of the difference between the Dilution corresponding to the then-current lending formula with respect to Eligible Accounts and the then-current Dilution and any such increase shall be in an amount equal to one (1%) percent for each percentage point of such difference; provided that if, after May 1, 2002, Dilution is less than five (5%) percent, Lender will increase the lending formula with respect to Eligible Accounts to eighty-five (85%) percent; except that if Dilution is less than ten (10%) percent but greater than five (5%) percent, the lending formula with respect to Eligible Accounts will be eighty (80%) percent; or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has increased in any material respect, or (B) the Net Recovery Percentage of the Eligible Inventory, or any category thereof, has decreased, or (C) the quality or mix of the Inventory has deteriorated in any material respect. To the extent Lender shall have established a Reserve which is sufficient to address any event, condition or matter in a manner satisfactory to Lender in good faith, Lender shall not exercise its rights under Section 2.1(b) to reduce the lending formulas to address such event, condition or matter. The amount of any reduction in the lending formula by Lender pursuant to Section 2.1(b) or the establishment of any Reserve shall have a reasonable relationship to the matter which is the basis for such a reduction or such Reserve, as the case may be. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Lender in good faith. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves.

              (c) Lender will increase the Inventory Advance Rate (as defined in Section 1.9(b)) based upon the Spring 2002 Appraisal and the Net Recovery Percentage of the Borrower's Inventory as set forth therein. Any increase in the Inventory Advance Rate shall be effective on the first (1st) day of the month immediately following the month that Lender receives the Spring 2002 Appraisal.

              (d) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(e) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

       2.2    Letter of Credit Accommodations.

              (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrower pursuant to this Section 2.

              (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Lender a letter of credit fee at a rate equal to two (2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to four (4%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

              (c) Borrower shall give Lender two (2) Business Days' prior written notice of Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Borrower shall attach to such notice the proposed form of the Letter of Credit Accommodation.

              (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Lender: (i) Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Lender for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Lender and such proposed issuer,
(ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) with respect to the LaSalle Standby LC, an amount equal to forty-seven (47%) percent multiplied by the Value of such Eligible Inventory, plus freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America; (B) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of
(1) the percentage equal to one hundred (100%) percent minus the then-applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America; and (C) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Sections 2.2(d)(iii)(A),(B) or (C).

              (e) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $20,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations.

              (f) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or willful misconduct of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

              (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrower shall, at Lender's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver them to Lender and/or subject to Lender's order, and if they shall come into Borrower's possession, to deliver them, upon Lender's request, to Lender in their original form. Borrower shall also, at Lender's request, designate Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

              (h) Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name Borrower as the account party therein and to deliver to Lender all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Lender shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name.

              (i) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.

       2.3 Reserves. All Loans otherwise available to Borrower hereunder shall be subject to Lender's continuing right to establish and revise Reserves.

SECTION 3.    INTEREST AND FEES

       3.1    Interest.

              (a) Borrower shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

              (b) Borrower may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than five (5) Eurodollar Rate Loans may be in effect at any one time, (v) the minimum amount of any Eurodollar

Rate Loan must be in an amount not less than $2,000,000 or an integral multiple of $500,000 in excess thereof and (vi) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower for Eurodollar Rate Loans or to convert Prune Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

              (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof: Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

              (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

       3.2 Closing Fee. Borrower shall pay to Lender as a closing fee the amount of $500,000, which shall be fully earned and payable as of the date hereof.

       3.3 Servicing Fee. Borrower shall pay to Lender monthly a servicing fee in an amount equal to $5,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

       3.4 Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee at a rate equal to one-half (1/2%) percent per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

       3.5    Changes in Laws and Increased Costs of Loans.

              (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant with Lender to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender in good faith to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender in good faith to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender in good faith to be material. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof: A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

              (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4.    CONDITIONS PRECEDENT

       4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

              (a) Lender shall have received, in form and substance satisfactory to Lender, evidence that the Purchase Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Purchase

Agreements have been consummated prior to or contemporaneously with the execution of this Agreement;

              (b) Lender shall have received, in form and substance reasonably satisfactory to Lender, a pro forma balance sheet of Borrower reflecting the initial transactions contemplated hereunder (the "Pro Forma Closing Balance Sheet"), including, but not limited to, (i) the consummation of the acquisition of the Purchased Assets by Borrower from Seller and the other transactions contemplated by the Purchase Agreements, including the payment of all costs, fees and expenses required to be paid at the closing of the acquisition of the Purchase Assets, (ii) all cash equity capital contributions to Borrower, (iii) the receipt by Borrower of the proceeds of the sale by Borrower of the Seller's footwear license for the territory of Japan, and (iv) the Loans and Letter of Credit Accommodations provided by Lender to Borrower on the date hereof and the use of the proceeds of the initial Loans as provided herein, accompanied by a certificate, dated of even date herewith, of the chief financial officer, or such other officer reasonably acceptable to Lender, of Borrower stating that such Pro Forma Closing Balance Sheet represents the reasonable, good faith opinion of such officer as to the subject matter thereof as of the date of such certificate;

              (c) Lender shall have received, in form and substance satisfactory to Lender, evidence that Borrower has received net cash proceeds from a cash equity capital contribution to Borrower of not less than $58,000,000 from Perseus Investors and Union Overseas Holdings Limited and such proceeds have been applied to the purchase price for the Purchased Assets payable pursuant to the Purchase Agreements;

              (d) The transfer by Borrower to Itochu Corporation of all right, title and interest in the Japanese Footwear Trademarks (as defined in the Stock Purchase and Trademark Agreement, entered into as of February 24, 2001, among Borrower, cre-8-net Ventures L.L.C. and Itochu Corporation (the "Stock Purchase Agreement")), and the other assets and rights conveyed by Borrower to Itochu Corporation pursuant to the Stock Purchase Agreement, shall have been closed prior to the making of any Loans and the grant of the security interests by Borrower pursuant to Section 5, and Lender shall have received, in form and substance satisfactory to Lender, evidence that Borrower has received not less than $29,000,000 in cash or other immediately available funds as proceeds from the sale by Borrower of the Seller's footwear license for the territory of Japan, and such proceeds have been applied to the purchase price for the Purchased Assets payable pursuant to the Purchase Agreements;

              (e) no court of competent jurisdiction shall have issued any injunction, restraining order or other order with respect to the Converse Sale Order which otherwise prohibits the consummation of the transactions described in the Purchase Agreements or the Financing Agreements, or modifies such transactions, and no governmental or other action or proceeding shall have been commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Purchase Agreements or the Financing Agreements.

              (f) Lender shall have received a certified copy of the Converse Sale Order as duly entered by the Bankruptcy Court in the Chapter 11 Case and the time within which any Person may contest or appeal from the Converse Sale Order shall have expired, without such contest or appeal having been taken (or if any contest or appeal shall have been taken from such Order, the contest for appeal shall have been finally disposed of, and the same shall not be subject to any further appeal or contest) and the Converse Sale Order shall, inter alia, (i) contain a finding that Borrower is a good faith purchaser for value of the assets of Seller under the Purchase Agreements within the meaning of Section 363(m) of the Bankruptcy Code and (ii) authorize Seller to sell the Purchased Assets to Borrower, free and clear of any security interests, liens, claims or encumbrances and to execute, deliver and perform the terms and provisions of all of the Purchase Agreements;

              (g) Lender shall have received, in form and substance reasonably satisfactory to Lender, all releases, terminations and such other documents as Lender may reasonably request to evidence and effectuate the termination by the existing lenders to Borrower of their respective financing arrangements with Borrower and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Obligor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrower or any Obligor in favor of such existing lender or lenders, in form acceptable for recording with the appropriate Governmental Authority;

              (h) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have reasonably requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Authority;

              (i) no material adverse change shall have occurred in the assets, business or prospects of Borrower (including the Purchased Assets) since the date of Lender's latest field examination and no change or event shall have occurred which would impair, in any material respect, the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

              (j) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrower (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the close of business on April 27, 2001 and test counts of the Inventory in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

              (k) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of Borrower and by warehouses at which Collateral is located to the extent required hereunder;

              (l) Lender shall have received a final written report of an appraisal of the inventory, conducted by an appraiser reasonably acceptable to Lender and on which Lender is expressly permitted to rely, in form, scope and methodology reasonably satisfactory to Lender setting forth the orderly liquidation value of each type of category of inventory and such other values as Lender may specify;

              (m) the Excess Availability as determined by Lender in good faith, as of the date hereof, shall be not less than $14,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder and the payment of all costs, fees and expenses required to be paid by Borrower in connection with the Purchase Agreements and all transactions thereunder;

              (n) Lender shall have received, in form and substance reasonably satisfactory to Lender, all agreements with the depository banks and Borrower with respect to the Blocked Accounts as Lender may require pursuant to
Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrower;

              (o) Lender shall have received evidence, in form and substance reasonably satisfactory to Lender, that Lender has a valid perfected first priority security interest in all of the Collateral;

              (p) Lender shall have received and reviewed UCC search results for all jurisdictions in which assets of Borrower are located, which search results shall be in form and substance satisfactory to Lender;

              (q) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

              (r) Lender shall have received, in form and substance reasonably satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Purchase Agreements, the Financing Agreements and such other matters as Lender may request; and

              (s) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

       4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

              (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

              (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(ii) has or could reasonably be expected to have a Material Adverse Effect; and

              (c) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.    GRANT OF SECURITY INTEREST

       To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"):

       5.1    Receivables;

       5.2 all other present and future general intangibles (including Intellectual Property and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts), letters of credit, bankers' acceptances and guaranties;

       5.3 all present and future monies, securities and other investment property, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lien or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

       5.4    Inventory;

       5.5    Equipment;

       5.6    Real Property;

       5.7    Records; and

       5.8 all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

       Notwithstanding anything to the contrary set forth above, nothing contained herein shall be construed to constitute a present assignment by Borrower to Lender of title to any Intellectual Property.

SECTION 6.    COLLECTION AND ADMINISTRATION

       6.1 Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

       6.2 Statements. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

       6.3    Collection of Accounts.

              (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may reasonably specify, with such banks as are reasonably acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance reasonably satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then-outstanding Obligations.

              (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account, provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account, provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

              (c) Borrower and its stockholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

       6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Lender from Borrower; second, to pay interest due in respect of any Loans; third, to pay principal due in respect of the Loans; fourth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Lender determines. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Borrower, or unless an Event of Default shall exist or have occurred and be continuing, Lender shall not apply any payments which it receives to any Eurodollar Rate Loans, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans, or (b) in the event that there are no outstanding Prime Rate Loans. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

       6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person named in written notice from Borrower to Lender from time to time or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

       6.6 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof for purposes of paying a portion of the purchase price for the Purchased Assets under the Purchase Agreements and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Financing Agreements and the Purchase Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof:
None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7.    COLLATERAL REPORTING AND COVENANTS

       7.1    Collateral Reporting.

              (a) Borrower shall provide Lender with the following documents in a form satisfactory to Lender:

                     (i) on a weekly basis, or more frequently as required by Lender at any time that Excess Availability of Borrower is less than $7,500,000 or an Event of Default exists, a schedule of sales made, credits issued and cash received;

                     (ii) as soon as possible after the end of each month (but in any event within ten (10) days after the end thereof), or more frequently as Lender may reasonably request, (A) perpetual inventory reports by location and category, (B) agings of accounts receivable (together with a reconciliation to the previous month's aging and general ledger); (C) agings of account payable (and including information indicting the status of payments to owners and lessors of the leased premises of Borrower), (D) with respect to each Licensor Agreement, (1) a report of all license fee income received by Borrower for such month and for the same month in the immediately preceding year, and (2) a report of all license fee income received by Borrower during the twelve (12) month period ending such month, and during the twelve (12) month period ending the same month in the immediately preceding year;

                     (iii) upon Lender's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower;

                     (iv) such other reports as to the Collateral as Lender shall reasonably request from time to time; and

              (b) If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

       7.2    Accounts Covenants.

              (a) Borrower shall notify Lender promptly of (i) any material delay in Borrower's performance of any of its obligations to any account debtor; or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, to the extent that any such dispute, settlement, adjustment or compromise involves more than $100,000 as to any one account debtor or $500,000 as to all account debtors in the aggregate, (ii) all material adverse information then known to Borrower relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrower's knowledge would cause Lender to consider any then-existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrower may settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

              (b) Without limiting the obligation of Borrower to deliver any other information to Lender, Borrower shall promptly report to Lender any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $300,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

              (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and, in all material respects, complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

              (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

              (e) Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire immediately upon Borrower's receipt thereof, except as Lender may otherwise agree.

              (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors and other obligors in respect thereof that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors and other obligors to make payment of Receivables directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

       7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory either through periodic cycle counts or otherwise at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory (whether pursuant to periodic cycle counts or otherwise) shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, including pursuant to Section 9.2 hereof, without the prior written consent of Lender, which consent shall not be unreasonably withheld, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to Borrower which is in transit to the locations set forth or permitted herein; (d) upon Lender's request, Borrower shall, at its expense, no more than twice in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser reasonably acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders related thereto); (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory; (h) Borrower shall keep the Inventory in good and marketable condition, ordinary wear and tear excepted; and (i) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

       7.4 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default exists or has occurred and is continuing
(i) exercise and enforce all of Borrower's or Lender's rights and remedies to collect any Receivable or other Collateral, (ii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (iii) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs in Borrower's name, Lender's name or the name of Lender's designee, and to sign and deliver to customs officials powers of attorney in Borrower's name for such purpose, and to complete in Borrower's or Lender's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (iv) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements; and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Lender and deposit the same in Lender's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) sign Borrower's name on any verification of Receivables and notices thereof to account debtors or other obligors in respect thereof, and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

       7.5 Right to Cure. Lender may, at its option, (a) upon notice to Borrower, cure any default by Borrower under any Material Contract with a third party which has, or reasonably would be expected to have, a Material Adverse Effect upon the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Lender therein or the ability of Borrower to perform its obligations under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

       7.6 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or its designee may use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8.    REPRESENTATIONS AND WARRANTIES

       Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

       8.1 Corporate Existence, Power and Authority, Subsidiaries. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder
(a) are all within Borrower's corporate powers, (b) have been duly authorized,
(c) are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or (except with respect to the assignability of rights thereunder, as set forth on Schedule 8.16) any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Borrower. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. As of the date hereof, Borrower does not have any Subsidiaries except as set forth on the Information Certificate.

       8.2 Financial Statements, No Material Adverse Change. All audited consolidated financial statements and audited consolidating financial statements of Borrower and its Subsidiaries delivered by Borrower to Lender fairly present, in accordance with GAAP, the financial condition and the results of operations of Borrower and its Subsidiaries as of the end of and for the applicable fiscal year. All interim financial statements (which shall not include the Audit Report or Post Closing Balance Sheet as referred to in Section 9.6(e)) relating to Borrower which have been delivered by Borrower to Lender fairly present, in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. As of the date hereof, except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

       8.3 Chief Executive Office; Collateral Locations. As of the date hereof, the chief executive office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth on the signature page hereto and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with
Section 9.2 below. As of the date hereof, the Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

       8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto, the licenses granted pursuant to the Licensor Agreements, and the other liens permitted under Section 9.8 hereof: Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender, the Licenses granted pursuant to the Licensor Agreements, and such others as are specifically listed on Schedule 8.4 hereto or permitted under
Section 9.8 hereof.

       8.5 Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

       8.6 Litigation. Except as set forth on the Information Certificate, as of the date hereof there is no present investigation by any Governmental Authority pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business, and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would result in any material adverse change in the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

       8.7 Compliance with Other Agreements and Applicable Laws. Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any Material Contract or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local Governmental Authority, except where the failure to so comply does not and could not be reasonably expected to have a Material Adverse Effect.

       8.8    Environmental Compliance.

              (a) Except as set forth on Schedule 8.8 hereto, Borrower and any Subsidiary have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower and any Subsidiary complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder, except where the failure to so comply does not and could not be reasonably expected to have a Material Adverse Effect.

              (b) Except as set forth on Schedule 8.8 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower and any Subsidiary, which could reasonably be expected to have a Material Adverse Effect if adversely determined, or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects in any material respect Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

              (c) Borrower and its Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

              (d) Borrower and its Subsidiaries have all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect, except for such licenses, permits, certificates, approvals or authorizations the failure of which to obtain or file does not and could not reasonably be expected to have a Material Adverse Effect.

       8.9    Employee Benefits.

              (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, except where the failure to so comply does not and could not be reasonably expected to have a Material Adverse Effect. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of Borrower's knowledge, nothing has occurred which would cause the loss of such qualification. Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

              (b) There are no pending or to the best of Borrower's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

              (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the
Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) Borrower and its ERISA Affiliates have not engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

       8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 8.10 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.13 below.

       8.11 Intellectual Property. Borrower owns or licenses or otherwise has the right to use all Intellectual Property materially necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrower does not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 (a) hereto and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11(b) hereto. To Borrower's knowledge, after reasonable investigation, no event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. Except as otherwise disclosed by Borrower to Lender after the date hereof, to the best of Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Borrower infringes any patent, trademark, servicemark, trade name, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting Borrower contesting its right to sell or use any such Intellectual Property. Schedule
8.11 (c) sets forth all of the agreements or other arrangements of Borrower pursuant to which Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of Borrower as in effect on the date hereof: No trademark, servicemark or other Intellectual Property at any time used by Borrower which is owned by another person, or owned by Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender, is affixed to any Eligible Inventory.

       8.12   Capitalization.

              (a) As of the date hereof, the issued and outstanding shares of Capital Stock of Borrower are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except for shares of Capital Stock of Borrower issued to Cre-8-net Ventures L.L.C. on the date hereof, limitations under applicable securities laws and shareholder agreements among the parties and as disclosed in writing to Lender.

              (b) Borrower is solvent and will continue to be solvent after the creation of the Obligations, the security interests of Lender and the other transaction contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Borrower at a fair valuation and at their present salable value are, and will be, greater than the Indebtedness of Borrower, and including subordinated and contingent liabilities computed at the amount which, to the best of Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

       8.13   Labor Disputes.

              (a) Set forth on Schedule 8.13 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to Borrower and any union, labor organization or other bargaining agent in respect of the employees of Borrower on the date hereof.

              (b) As of the date hereof, there is (i) no significant unfair labor practice complaint pending against Borrower or, to the best of Borrower's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against Borrower or, to best of Borrower's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or, to the best of Borrower's knowledge, threatened against Borrower.

       8.14 Corporate Name, Prior Transactions. As of the date hereof, Borrower has not, during the past five years, been known by or used by any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth herein or in the Information Certificate.

       8.15 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrower permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on Borrower or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (1) between Borrower and any of its Subsidiaries or (ii) between any Subsidiaries of Borrower or (b) the ability of Borrower or any of its Subsidiaries to incur Indebtedness or grant security interests to Lender in the Collateral.

       8.16 Material Contracts. Schedule 8.16 hereto sets forth all Material Contracts to which Borrower is a party or is bound as of the date hereof:
Borrower has delivered true, correct and complete copies of such Material Contracts to Leader on or before the date hereof. Borrower is not in breach of or in default under, in any material respect, any Material Contract and has not received any notice of the intention of any other party thereto to terminate any Material Contract.

       8.17 Payable Practices. Borrower has not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

       8.18 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading in any material respect. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect which has not been fully and accurately disclosed to Lender in writing.

       8.19   Acquisition of Purchased Assets.

              (a) The Purchase Agreements and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms. As of the date hereof, Borrower acquired and has good and marketable title to the Purchased Assets, free and clear of all claims, liens, pledges and encumbrances of any kind, except as permitted hereunder or as set forth in any schedule hereto.

              (b) All actions and proceedings required by the Purchase Agreements, the Converse Sale Order, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder have been duly and validly taken and consummated.

              (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Purchase Agreements or the Converse Sale Order and no governmental or other action or proceeding has been commenced, seeking any injunction, restraining order or other order which seeks to void, stay, enjoin or otherwise modify the Converse Sale Order or the transactions described in the Purchase Agreements.

              (d) The Converse Sale Order (i) has been duly entered, (ii) is valid, subsisting and continuing, (iii) has not been revoked, remanded, vacated, appealed (except as indicated in Attachment 8.19 hereto), modified, reversed on appeal or revoked, remanded, vacated, reversed or modified by any Bankruptcy or District Court Judge, (iv) (except as indicated in Attachment 8.19 hereto) is final and non-appealable and not subject to any pending appeal and (v) includes a finding that Borrower is a good faith purchaser for value of the assets of Seller under the Purchase Agreements within the meaning of Section 363(m) of the Bankruptcy Code.

              (e) Borrower has delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Converse Sale Order and the Purchase Agreements. Set forth in Schedule 8.19 hereto is a correct and complete list of the Purchase Agreements and all other agreements, documents and instruments existing as of the date hereof between or among Borrower, any of its affiliates, Seller and any Affiliate of Seller.

       8.20 Survival of Warranties Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.

SECTION 9.    AFFIRMATIVE AND NEGATIVE COVENANTS

       9.1 Maintenance of Existence. Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence arid rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Lender twenty (20) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

       9.2 New Collateral Locations. Borrower may open any new location within the continental United States provided Borrower (a) gives Lender thirty
(30) days' prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including Uniform Commercial Code financing statements; provided, however, that Borrower shall only be required to deliver a Collateral Access Agreement to the extent required under Section 1.22(f) hereof.

       9.3    Compliance with Laws, Regulations Etc.

              (a) Borrower shall at all times comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws, except where the failure to so comply does not, individually or in the aggregate, and could not reasonably be expected to, result in a Material Adverse Effect.

              (b) Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance in all material respects with all Environmental Laws as required pursuant to Section 9.3(a) hereof in all of its operations, which system shall include annual reviews of such compliance by employees or agents of Borrower who are familiar with the requirements of the Environmental Laws. Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

              (c) Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

       9.4 Payment of Taxes and Claims. Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

       9.5 Insurance. Borrower shall at all times maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall reasonably require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance reasonably satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its Affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

       9.6    Financial Statements and Other Information.

              (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries (if any) in accordance with GAAP. Borrower shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, business and operations of Borrower, and to notify the auditors and accountants of Borrower that Lender is authorized to obtain such information directly from them. Without limiting the foregoing, Borrower shall furnish or cause to be furnished to Lender, the following: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer, or other officer reasonably acceptable to Lender, of Borrower, and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such month, whether Borrower was in compliance with the covenant set forth in Section 9.18 of this Agreement for such month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and audited consolidating financial statements of Borrower and its Subsidiaries (including in each unaudited case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

              (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim which has or could result in a Material Adverse Effect, (ii) any Material Contract of Borrower being terminated or amended or any new Material Contract entered into (in which event Borrower shall provide Lender with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $1,000,000 shall have been entered against Borrower or any of its properties or assets,
(iv) any notification from a Governmental Authority of violation of laws or regulations received by Borrower, (v) any ERISA Event, and (vi) the occurrence of any Event of Default or act, condition or event which, with notice or the passage of time or giving of notice or both, would constitute an Event of Default.

              (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

              (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other Government Authority or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise, disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

              (e) Borrower shall deliver, or cause to be delivered, to Lender, within one hundred and twenty (120) days from the date hereof, an opening balance sheet of Borrower after giving effect to the transactions contemplated by this Agreement and the Purchase Agreements, together with the unqualified opinion (except as to the absence of footnotes) of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, to the effect that such opening balance sheet has been prepared in accordance with GAAP and presents fairly the financial condition of Borrower as of such date ("Post Closing Balance Sheet"). In addition, Borrower shall deliver to Lender, within three (3) Business Days following Borrower's receipt thereof, a copy of the Auditor Report (as defined in Section 1.05 of the Asset Purchase Agreement referred to in Section 1.68) of Arthur Andersen L.L.P.

       9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly,

              (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it; or

              (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for (i) sales of Inventory in the ordinary course of business, (ii) the disposition of worn-out or obsolete Equipment so long as (A) any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $250,000 for all such Equipment disposed of in any fiscal year of Borrower, (iii) the issuance by Borrower of any of its Capital Stock as a dividend to certain of Borrower's stockholders, provided that, such dividend is permitted to be paid in accordance with Section 9.11 hereof, and (iv) the issuance and sale by Borrower of Capital Stock of Borrower after the date hereof, provided, that, (A) Lender shall have received not less than ten (10) Business Days prior written notice of such issuance and sale by Borrower, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Borrower from such sale, (B) Borrower shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrower to request or receive Loans or Letter of Credit Accommodations or the right of Borrower to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrower with Lender or are more restrictive or burdensome to Borrower than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred; or

              (c) form or acquire any Subsidiaries (except as provided under Section 9.10(8) below), or

              (d)    wind up, liquidate or dissolve; or

              (e)    agree to do any of the foregoing.

       9.8 Encumbrances. Borrower shall not, and shall permit any Subsidiary to, create, incur, assume, suffer or permit to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except: (a) the security interests and liens of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's or such Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;
(d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrower or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto; (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof; (f) the security interests and liens set forth on Schedule 8.4 hereto and (g) the Licenses granted pursuant to the Licensor Agreements.

       9.9 Indebtedness. Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, suffer or permit to exist, any Indebtedness or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the performance, dividends or other obligations of any Person, except:

              (a)    the Obligations;

              (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on real estate not to exceed $5,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

              (c) guarantees by any Subsidiaries of Borrower of the Obligations in favor of Lenders;

              (d) Indebtedness of Borrower under swap agreements, cap agreements, collar agreements, exchange agreements, futures or forward hedging contracts or similar contractual arrangements intended to protect a Person against fluctuations in interest rates or currency exchange rates of Borrower; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured (except that Indebtedness arising under or in connection with swap agreements with any Affiliate of Lender may be secured to the extent provided herein);

              (e) unsecured Indebtedness (other than Indebtedness otherwise permitted under this Section 9.9) of Borrower arising after the date hereof owing to any Person (other than Borrower) as a result of loans in cash or other immediately available funds by such Person to Borrower; provided, that, as to any such Indebtedness ("Subordinated Indebtedness"), each of the following conditions is satisfied in each case as determined by Lender: (i) Lender shall have received not less than ten (10) Business Days prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of such Indebtedness, the person to whom such Indebtedness will be owed, the interest rate and fees, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Lender may request, (ii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereof,
(iii) such Indebtedness shall be incurred by Borrower at commercially reasonable rates and terns in a bona fide arm's length transaction, (iv) such Indebtedness shall be subject and subordinate in right of payment to the indefeasible payment and satisfaction in full of the Obligations and Lender shall have received a subordination agreement, in form and substance satisfactory to Lender, providing for such subordination and related matters, duly authorized, executed and delivered by the person to whom such Indebtedness is owed, Borrower and Lender,
(v) as of the date of incurring such Indebtedness, and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (vi) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $25,000,000, (vii) Borrower shall be in compliance with Section 9.18 hereof after giving effect to such Indebtedness on a pro forma basis, and (viii) Borrower shall immediately remit to Lender for application against the Obligations an amount of not less than fifty (50%) percent of the proceeds from such Subordinated Indebtedness, with any remaining proceeds ("Excess Proceeds") to be used by Borrower for general operating or working capital purposes or to make a dividend or redemption payment in an aggregate amount not to exceed such Excess Proceeds, provided that such dividend or redemption payment or payments is permitted under Section 9.11 hereof and is made within ten (10) days from the date the proceeds from such Subordinated Indebtedness are received by Borrower; and

              (f)    the Indebtedness set forth on Schedule 9.9 hereto.

       With respect to such Subordinated Indebtedness, except as set forth under any subordination agreement or except as otherwise agreed to in writing by Lender, Borrower shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness; Borrower shall not, directly or indirectly, amend, modify, alter or change the terms of the agreements with respect to such Indebtedness, or redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose; and Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness received by Borrower promptly after the receipt thereof, or sent by Borrower, concurrently with the sending thereof, as the case may be.

       9.10 Loans Investments Guarantees Etc. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make, or suffer or permit to exist, any loans or advance money or property to any person, or any investment in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

              (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

              (b)    investments in cash or Cash Equivalents, provided, that,
(i) no Loans are then outstanding and (ii) as to any of the foregoing, unless waived in writing by Lender, Borrower shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments;

              (c) the existing equity investments of Borrower as of the date hereof in its Subsidiaries, provided, that, Borrower shall have no obligation to make any other investment in, or loans to, or other payments in respect of, any such Subsidiaries;

              (d) stock or obligations issued to Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by Borrower as Lender may request;

              (e) obligations or account debtors to Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower; provided, that, promptly upon the receipt of the original of any such promissory note by Borrower, such promissory note shall be endorsed to the order of Lender by Borrower and promptly delivered to Lender as so endorsed;

              (f) any investments of Borrower in swap agreements, cap agreements, collar agreements, exchange agreements futures or forward hedging contracts or similar contractual arrangements intended to protect a Person against fluctuations in interest rates, currency exchange rates or the price of raw materials and other chemical products used or produced in the business of Borrower; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than the $250,000,000 and are not for speculative purposes and are unsecured (except that Indebtedness arising under or in connection with swap agreements with any Affiliate of Lender may be secured to the extent provided herein);

              (g) the formation or acquisition by a Borrower after the date hereof of one or more Subsidiaries incorporated or organized under the laws of any State of the United States of America; provided, that: (i) Borrower shall cause any such Subsidiary to execute and deliver to Lender, the following in form and substance satisfactory to Lender, (A) an absolute and unconditional guarantee of payment of the Obligations, (B) a security agreement granting to Lender a first security interest and lien (except as otherwise consented to in writing by Lender) upon all of the assets of any such Subsidiary, (C) related UCC financing statements, and (D) such other agreements, documents and instruments as Lender may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing Indebtedness of such new Subsidiaries to Lender, (ii) Borrower shall (A) execute and deliver to Lender, a pledge and security agreement in form and substance satisfactory to Lender, granting to Lender a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of any such Subsidiary, and
(B) deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company), together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company in which such interests are certificated, or otherwise take such actions as Lender shall require with respect to Lender's security interests therein),
(iii) the Subsidiary formed
or acquired shall be engaged in a business related, ancillary or complementary to the businesses of Borrower permitted in this Agreement as determined by the Board of Directors (or managers in the case of a limited liability company) of Borrower, (iv) Borrower shall not use the proceeds of any Loans to consummate any investment in or payment required to be made in connection with the formation or acquisition of such Subsidiary,(v) Lender shall have received (A) not less than ten (10) Business Days' prior written notice of the formation or acquisition of any such Subsidiary and such information with respect thereto as Lender may reasonably request, and (B) true, correct and complete copies of all agreements, documents and instruments relating thereto, and (vi) as of the date of any such loan, advance, capital contribution or other investment or payment by Borrower, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing; and

              (h) the loans and advances set forth on Schedule 9.10 hereto; provided, that, as to such loans and advances, (i) Borrower shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and (ii) Borrower shall furnish to Lender all notices or demands in connection with such loans and advances either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

       9.11 Dividends, Distributions and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends or make any distributions on account of any shares of class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing except that:

              (a) Borrower may make a distribution to the Original Investors in the amount of the Escrow Refund provided, that, Borrower provides Lender with no less than five (5) Business Days' prior written notice of any distribution and each of the following conditions is satisfied:

                     (i) such payment shall be made with funds legally available therefor;

                     (ii) such payment shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its properties are bound;

                     (iii) as of the date of such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

                     (iv) for the thirty (30) day period immediately preceding any intended payment, and after giving effect thereto, the average Excess Availability of Borrower was not less than 7,500,000; and

                     (v) as of the day of such payment, and after giving effect thereto, Excess Availability is not less than $7,500,000;

              (b) Borrower may, from November 1, 2001 through and including April 30; 2002, pay dividends or redeem or repurchase any of its Capital Stock in the amount of any Excess Proceeds (as defined in Section 9.9(e)(viii)) and in an aggregate additional amount not to exceed $4,000,000, provided, that, in each instance, Borrower provides Lender with no less than five (5) Business Days' prior written notice of any dividend or redemption or repurchase and each of the following conditions is satisfied:

                     (i) such dividend or redemption or repurchase shall be made with funds legally available therefor;

                     (ii) such dividend or redemption or repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its properties are bound;

                     (iii) as of the date of the payment of such dividend or redemption or repurchase and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

                     (iv) for the thirty (30) day period immediately preceding any intended dividend or redemption or repurchase, and after giving effect thereto, the average Excess Availability of Borrower was not less than $20,000,000; and

                     (v) as of the day of the payment of such dividend or redemption or repurchase and after giving effect thereto, Excess Availability is not less than $20,000,000; and

              (c) Borrower may, during the period from May 1 of any year and ending April 30 of the immediately following year, commencing with the twelve month period beginning May l, 2002, pay dividends or redeem or repurchase any of its Capital Stock in the amount of any Excess Proceeds (as defined in Section 9.9(e)(viii)) and in an aggregate additional amount not to exceed $12,000,000 per year, provided, that, in each instance, Borrower provides Lender with not less than five (5) Business Days' prior written notice of any dividend or redemption or repurchase and each of the following conditions is satisfied:

                     (i) such dividend or redemption or repurchase shall be made with funds legally available therefor;

                     (ii) such dividend or redemption or repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its properties are bound;

                     (iii) as of the date of the payment of such dividend or redemption or repurchase and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

                     (iv) Borrower had a positive Consolidated Pre-Tax Net Income for the Borrower's immediately preceding fiscal year, and with respect to Borrower's current fiscal year, Borrower has positive year-to-date Consolidated Pre-Tax Net Income;

                     (v) (A) if the aggregate year-to-date dividends, redemptions or repurchases, after giving effect to any intended dividend, redemption or repurchase, is less than or equal to $8,000,000, for the thirty
(30) day period immediately preceding any intended payment of such dividend or redemption or repurchase, and after giving effect thereto, the average Excess Availability of Borrower was not less than $10,000,000; or (B) if the aggregate year-to-date dividends, redemptions or repurchases, after giving effect to any intended dividend, redemption or repurchase, is greater than $8,000,000, for the thirty (30) day period immediately preceding any intended payment of such dividend, redemption or repurchase, and after giving effect thereto, the average Excess Availability of Borrower was not less than $25,000,000; and

                     (vi) as of the day of the payment of such dividend, redemption or repurchase and after giving effect thereto, (A) if the aggregate year-to-date dividends, redemptions or repurchases, after giving effect to any intended dividend, redemption or repurchase, is less than or equal to $8,000,000, Excess Availability is not less than $10,000,000, or (B) if the aggregate year-to-date dividends, redemptions or repurchases, after giving effect to any intended dividend or redemption or repurchase, is greater than $8,000,000, Excess Availability is not less than $25,000,000.

       9.12 Transactions with Affiliates. Except as set forth on Schedule 9.12, Borrower shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of Borrower except reasonable compensation to officers, employees, directors and Affiliates for services rendered to Borrower in the ordinary course of business.

       9.13 Additional Bank Accounts. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.10 hereto, except:
(a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

       9.14 Compliance with ERISA. Borrower shall and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law, except where the failure to so comply does not and could not be reasonably expected to have a Material Adverse Effect; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

       9.15 End of Fiscal Years: Fiscal Quarters. Borrower shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

       9.16 Change in Business. Borrower shall not engage in any business other than the business of Borrower on the date hereof and any business reasonably related, ancillary or complementary to the business in which Borrower is engaged on the date hereof.

       9.17 Limitation of Restrictions Affecting Subsidiaries. Borrower shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to Borrower or any Subsidiary of Borrower; (b) make loans or advances to Borrower or any Subsidiary of Borrower, (c) transfer any of its properties or assets to Borrower or any Subsidiary of Borrower; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Borrower or its Subsidiary, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of Borrower prior to the date on which such Subsidiary was acquired by Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof, provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Lender than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

       9.18 Adjusted Net Worth. Borrower shall, at all times, maintain Adjusted Net Worth of not less than $50,000,000.00, provided that (a) (i) if the Post Closing Balance Sheet reflects that, as of the date hereof, the Adjusted Net Worth of the Borrower is more than the Adjusted Net Worth as reflected in the Pro Forma Closing Balance Sheet then, effective immediately upon the receipt by Lender of the Post Closing Balance Sheet, the amount of the Adjusted Net Worth required to be maintained by Borrower under this Section 9.18 shall be increased, on a dollar for dollar basis, by such amount, or (ii) if the Post Closing Balance Sheet reflects that, as of the date hereof, the

Adjusted Net Worth of the Borrower is less than the Adjusted Net Worth as reflected in the Pro Forma Closing Balance Sheet then, effective immediately upon the receipt by Lender of the Post Closing Balance Sheet, the amount of the Adjusted Net Worth required to be maintained by Borrower under this Section 9.18 shall be decreased, on a dollar for dollar basis, by such amount, and (b) the amount of the Adjusted Net Worth required to be maintained by Borrower under this Section 9.18 shall be decreased, on a dollar-for-dollar basis, by the amount of any dividend payments made pursuant to and in accordance with the terms and conditions of Sections 9.11(b) and 9.11(c).

       9.19   License Agreements.

              (a) Borrower shall (i) observe and perform all of the material terms, covenants, conditions and provisions of the License Agreements to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything could reasonably be expected to result in a default under or breach of any of the terms of any License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 9.19(b) below, Borrower may cancel, surrender or release any License Agreement in the ordinary course of the business of Borrower; provided, that, Borrower shall give Lender not less than ten (10) days prior written notice of its intention to so cancel, surrender and release any such License Agreement, (iv) give Lender prompt written notice of any License Agreement entered into by Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may reasonably request, (v) give Lender prompt written notice of any material breach of any obligation, or any default, by any party under any License Agreement, and deliver to Lender (promptly upon the receipt thereof by Borrower in the case of a notice to Borrower, and concurrently with the sending thereof in the case of a notice from Borrower) a copy of each notice of default received or delivered by Borrower in connection with any License Agreement, and (vi) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may reasonably require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the terms, covenants or provisions of any License Agreement.

              (b) Borrower will either exercise any option to renew or extend the term of each License Agreement in such manner as will cause the term of such License Agreement to be effectively renewed or extended in accordance with, and subject to, the terms thereof, for the period provided by such option and give prompt written notice thereof to Lender or give Lender prior written notice that Borrower does not intend to renew or extend the term of any such License Agreement or that the term thereof shall otherwise be expiring, not less than ten (10) days prior to the date of any such non-renewal or expiration. In the event of the failure of Borrower to extend or renew any License Agreement, Lender shall have, and is hereby granted, the irrevocable right and authority, at its option, in accordance with, and subject to, the terms thereof and subject to the limitations referenced in Schedule 8.4, to renew or extend the term of such License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Lender or in the name and behalf of Borrower, as Lender shall determine at any time that an Event of

Default shall exist or have occurred and be continuing. Any sums so paid by Lender shall constitute part of the Obligations.

              (c) Notwithstanding the foregoing, the terms of Sections 9.19(a) and 9.19(b) above shall not apply to any action or inaction as described therein unless the effect of such action or inaction shall be a reduction, in any twelve (12) month period, of revenues to the Borrower under License Agreements in an amount greater than $1,500,000.

       9.20 Costs and Expenses. Borrower shall pay to Lender on demand all reasonable costs expenses and filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);
(b) costs and expenses and fees for insurance premiums, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) reasonable costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all reasonable out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $750 per person per day for Lender's examiners in the field and office; and (g) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

       9.21 Payment of Purchase Price Adjustments. In the event that Borrower is required to remit to Seller all or any portion of the Holdback Amount (as defined in the Asset Purchase Agreement described in Section 1.69 hereof) under the Purchase Agreements, Borrower shall be permitted to make such payment if no Event of Default exists and is continuing and if, after giving effect to any such payment, Borrower has Excess Availability of not less than $14,000,000.

       9.22 Further Assurances. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

SECTION 10.   EVENTS OF DEFAULT AND REMEDIES

       10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

              (a) (i) Borrower fails to pay any of the Obligations within three (3) days after the due date thereof or (ii) Borrower or Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.6, 9.14, 9.15, 9.16, 9.17, 9.20 or 9.22 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by Borrower or Obligor of any such covenant or (iii) Borrower or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

              (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

              (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

              (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $1,000,000 in any one case or in excess of $2,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

              (e) any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

              (f) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or, in connection with any of the foregoing, calls a meeting of its creditors or principal creditors;

              (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five
(45) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

              (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

              (i) any default by Borrower or any Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $1,000,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto;

              (j) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of Borrower in an aggregate amount in excess of $1,000,000;

              (k)    any Change of Control;

              (l) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of Borrower of which Borrower or Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Lender, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having an aggregate value in excess of $500,000 or (ii) any other property of Borrower which is necessary or material to the conduct of its business; or

              (m)    there shall be a Material Adverse Effect.

       10.2   Remedies.

              (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

              (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (1) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1 (g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

              (c) For the purpose of enabling Lender to exercise the rights and remedies hereunder, Borrower hereby grants to Lender, effective as of the occurrence of any Event of Default, to the extent assignable and subject to any license rights outstanding, in writing, as of the date hereof or granted, in writing, by Borrower to third parties, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

              (d) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

              (e) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower.

SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

       11.1   Governing Law; Choice of Forum; Service of Process: Jury Trial
Waiver.

              (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

              (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York, County of New York and the United States District Court for the Southern District of New York, whichever Lender may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

              (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

              (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT-TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

              (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

       11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

       11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

       11.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

       11.5 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel (collectively, "Indemnified Persons"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel ("Indemnified Liabilities"), except for any losses, claims, damages, liabilities, costs or expenses which result from the gross negligence or wilful misconduct of any Indemnified Person as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.   TERM OF AGREEMENT MISCELLANEOUS

       12.1   Term.

              (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof: Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of this Agreement, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York time.

              (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, Borrower waives any rights which it may have under Section 9-404 of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement is terminated in accordance with its terms and all of the Obligations paid in immediately available funds.

              (c) If for any reason this Agreement is terminated prior to April 30, 2004, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount of one-half (1/2%) percent of the Maximum Credit.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

              (d)    Notwithstanding anything to the contrary contained in
Section 12.1(c), Borrower shall not be required to pay the early termination fee which would otherwise be payable under Section 12.1(c) if each of the following conditions is satisfied as determined in good faith by Lender at any time after the first anniversary of the date hereof (i) Lender shall have received a copy of a written commitment letter issued in good faith by a bank or other financial institution that is engaged in the business of making loans to corporations in the ordinary course of its business, which commitment letter is addressed to Borrower, duly authorized, executed and delivered by such bank or financial institution, setting forth the commitment of such bank or other financial institution to provide to Borrower loans for a term of not less than one (1) year, and (ii) within thirty (30) days after the receipt by Lender of such commitment letter, Lender (or any of its affiliates) shall not have issued to Borrower a commitment letter with the material terms and conditions thereof being substantially similar to the material terms and conditions of the commitment letter provided by Borrower to Lender under clause (i) above, and
(iii) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred. For purposes hereof, the "material terms and conditions" of the commitment letter shall mean the aggregate amount of the fees payable by Borrower for the proposed facility, the aggregate amount of interest that would be payable in any form for the proposed facility, the amount of the loans that would be available under the proposed credit facility compared to the amounts available under the commitment letter provided by Lender to Borrower, in each case as calculated by Lender in good faith.

              (e) Upon Borrower's written request, promptly after the effective date of the termination or non-renewal of this Agreement, Lender shall deliver to Borrower, at Borrower's cost and expense, UCC-3 termination statements and a release and reassignment of trademarks, patents, and copyrights, each in form and substance satisfactory to Lender, necessary to evidence the termination of Lender's security interests in and liens upon the Collateral, provided that, each of the following conditions is satisfied: (i) Lender shall have received payment in full in cash and performance of all outstanding and unpaid Obligations and the delivery to Lender of cash collateral in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment, and upon the release of all claims against Lender, (ii) Lender shall have received a written release by Borrower and Obligors of Lender and the other Indemnified Parties, in form and substance satisfactory to Lender, duly authorized, executed and delivered by Borrower and Obligors, and (iii) no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person (as defined in Section 11.5) asserting any damages, losses or liabilities that are Indemnified Liabilities (as defined in Section 11.5).

       12.2   Interpretative Provisions.

              (a)    All terms used herein which are defined in Article 1 or
Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement.

              (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

              (c) All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

              (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

              (e) The word "including" when used in this Agreement shall mean "including, without limitation".

              (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender in good faith.

              (g) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Lender prior to the date hereof.

              (h) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

              (i) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

              (j) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

              (k) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

              (l) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

       12.3 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below with a copy to Perseus Acquisition/Recapitalization Fund, L.L.C., 888 Seventh Avenue, 29th Floor, New York, New York 10106, Attention: Mr. Curtis A. Glovier, Telecopier No.: (212) 245-1852, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

       12.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

       12.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

       12.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

       12.7 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

       IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

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LENDER                                     BORROWER

CONGRESS FINANCIAL CORPORATION             FOOTWEAR ACQUISITION, INC.

By: /s/ signature illegible                By: /s/ Marsden S. Cason
    ---------------------------------          ---------------------------------

Title: Executive Vice President            Title: President
       ------------------------------             ------------------------------

Address:                                   Chief Executive Office:

1133 Avenue of the Americas                One Fordham Road
New York, New York 10036                   North Reading, Massachusetts 01864

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